UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 16, 2014 (May 5, 2014)
Date of Report (Date of earliest event reported)
 CAESARS ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
 (702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On March 1, 2014, Caesars Acquisition Company (the "Company," "CAC," "we," "our" and "us") entered into a Transaction Agreement (the "Agreement") by and among, Caesars Entertainment Corporation ("CEC"), Caesars Entertainment Operating Company, Inc. ("CEOC"), Caesars License Company, LLC ("CLC"), Harrah’s New Orleans Management Company ("HNOMC"), Corner Investment Company, LLC ("CIC"), 3535 LV Corp. ("3535 LV"), Parball Corporation ("Parball"), JCC Holding Company II, LLC ("JCC Holding"), CAC and Caesars Growth Partners, LLC ("CGP LLC"). Pursuant to the terms of the Agreement, CGP LLC (or one or more of its designated direct or indirect subsidiaries) agreed to acquire from CEOC or one or more of its affiliates, (i) Cromwell (f/k/a Bill’s Gamblin’ Hall & Saloon), The Quad, Bally’s Las Vegas and Harrah’s New Orleans (each a "Property" and collectively, the "Properties"), (ii) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreements to be entered between a property manager and the owners of each of the Properties (the "Property Management Agreements"), and (iii) certain intellectual property that is specific to each of the Properties (together with the transactions described in (i) and (ii) above, the "Acquisition") for an aggregate purchase price of $2.0 billion, less outstanding debt to be assumed in the Acquisition, subject to various pre-closing and post-closing adjustments in accordance with the terms of the Agreement.
On May 5, 2014, CAC and CGP LLC entered into a First Amendment to Transaction Agreement (the "Amendment") by and among CEC, CEOC, CLC, HNOMC, CIC, 3535 LV, Parball and JCC Holding pursuant to which the parties to such agreement amended the Agreement (the Agreement, as so amended by the Amendment, the "Amended Agreement"). Pursuant to the Amended Agreement, Caesars Growth Properties Holdings, LLC (“CGPH”), an indirect, wholly-owned subsidiary of CGP LLC, acquired Cromwell, The Quad, and Bally's Las Vegas, 50% of the ongoing management fees and any termination fees payable under the Property Management Agreements for Cromwell, The Quad, and Bally's Las Vegas, and certain intellectual property that is specific to Cromwell, The Quad, and Bally's Las Vegas (collectively referred to as the "First Closing").
On May 20, 2014, CGPH acquired from CEOC (or one or more of its affiliates) (i) Harrah’s New Orleans (the "Louisiana Property"), (ii) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreement attributable to Harrah's New Orleans; and (iii) certain intellectual property that is specific to the Louisiana Property (together with the transactions described in (i) and (ii) above, the "Second Closing").
The combination of Harrah's New Orleans, The Quad, Bally's Las Vegas and Cromwell are herein referred to as the "Purchased Properties."
In addition, in May 2014, CGP LLC contributed the equity interests of PHWLV, LLC, which holds Planet Hollywood, and the 50% interest in the management fee revenues of PHW Manager, LLC to CGPH. CGPH paid in full approximately $455.4 million outstanding under the senior secured term loan of PHWLV, LLC (the “PHW Credit Facility”).
The purchase price of the First Closing was funded by CGP LLC with cash on hand and the proceeds of $700.0 million of term loans (the "First Closing Term Loan"). CGPH closed on the First Closing Term Loan on May 5, 2014. This loan was repaid in full on May 20, 2014, in connection with the Second Closing.
CGPH and Caesars Growth Properties Finance, Inc. (together, the "Issuers"), issued $675.0 million aggregate principal amount of their 9.375% second-priority senior secured notes due 2022 (the "2022 Notes") pursuant to an indenture dated as of April 17, 2014, among the Issuers and U.S. Bank National Association, as trustee (the "Indenture"). The Issuers deposited the gross proceeds of the offering of the 2022 Notes, together with additional amounts necessary to redeem the 2022 Notes, if applicable, into a segregated escrow account until the date that certain escrow conditions were satisfied. On May 8, 2014, CGPH closed on $1.175 billion of term loans (the "Term Loan") pursuant to a credit agreement. The credit agreement also provided for a $150.0 million revolving credit agreement (the "Revolving Credit Facility"), which was undrawn at the closing of the Term Loan. Pursuant to an escrow agreement, dated as of May 8, 2014, CGPH deposited the gross proceeds of the Term Loan, together with additional amounts necessary to repay the Term Loan, if applicable, into a segregated escrow account until the date that certain escrow conditions were satisfied. In connection with the Second Closing, proceeds of the 2022 Notes and Term Loan were released from escrow.
As described above, each of the individual acquisition transactions was completed by CGPH and the First Closing Term Loan, the 2022 Notes and the Term Loans were entered into by CGPH and Caesars Growth Properties Finance, Inc. While CGP LLC does not consolidate its financial results into CAC, CAC's sole material asset is its interest in CGP LLC, which is accounted for by CAC using the equity method. Therefore, we believe that activity of CGP LLC and its subsidiaries is important to the investors of CAC and have elected to file with the SEC the financial statements of the Purchased Properties and the related unaudited pro forma financial information as if the transactions described above had occurred at dates prior to May 2014.

Item 9.01	Financial Statements and Exhibits.
(a)    Financial Statement of Businesses Acquired.
The audited combined balance sheets of the Purchased Properties as of December 31, 2013 and 2012 and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 2013 and 2012, and the related notes, are filed as Exhibit 99.1 to this Current Report on Form 8-K.
The unaudited combined condensed balance sheets of the Purchased Properties as of March 31, 2014 and December 31, 2013, and the unaudited combined condensed statement of operations, stockholders' equity and cash flows for the quarters ended March 31, 2014 and 2013, and the related notes, are filed as Exhibit 99.2 to this Current Report on Form 8‑K.
(b)    Pro Forma Financial Information.
The unaudited pro forma combined condensed balance sheets as of March 31, 2014 and December 31, 2013, and the unaudited pro forma combined condensed statements of operations for the quarters ended March 31, 2014 and 2013, the period of October 22, 2013 through December 31, 2013, the period of January 1, 2013 through October 21, 2013 and for the year ended December 31, 2012 are filed as Exhibit 99.3 to this Current Report on Form 8-K.
(d)    Exhibits.

Exhibit No.	Description
99.1
Audited combined balance sheets of the Purchased Properties as of December 31, 2013 and 2012 and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 2013 and 2012, and the related notes.

99.2
Unaudited combined condensed balance sheets of the Purchased Properties as of March 31, 2014 and December 31, 2013, and the unaudited combined condensed statement of operations, stockholders' equity and cash flows for the quarters ended March 31, 2014 and 2013, and the related notes.

99.3
Unaudited pro forma combined condensed balance sheets as of March 31, 2014 and December 31, 2013, and the unaudited pro forma combined condensed statements of operations for the quarters ended March 31, 2014 and 2013, the period of October 22, 2013 through December 31, 2013, the period of January 1, 2013 through October 21, 2013 and for the year ended December 31, 2012.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: July 16, 2014	By:	/S/ CRAIG J. ABRAHAMS
Craig J. Abrahams
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Audited combined balance sheets of the Purchased Properties as of December 31, 2013 and 2012 and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 2013 and 2012, and the related notes.

99.2
Unaudited combined condensed balance sheets of the Purchased Properties as of March 31, 2014 and December 31, 2013, and the unaudited combined condensed statement of operations, stockholders' equity and cash flows for the quarters ended March 31, 2014 and 2013, and the related notes.

99.3
Unaudited pro forma combined condensed balance sheets as of March 31, 2014 and December 31, 2013, and the unaudited pro forma combined condensed statements of operations for the quarters ended March 31, 2014 and 2013, the period of October 22, 2013 through December 31, 2013, the period of January 1, 2013 through October 21, 2013 and for the year ended December 31, 2012.